                               STOLT-NIELSEN S.A.
                        OFFER TO EXCHANGE CLASS B SHARES
                         FOR ANY AND ALL COMMON SHARES

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
          ON FRIDAY, FEBRUARY 18, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                January 21, 2000

To Our Clients:

    Enclosed for your consideration are the Offering Circular, dated
January 21, 2000 (the "Offering Circular"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") in connection with the offer by Stolt-Nielsen S.A., a company organized under the laws of Luxembourg (the "Company"), pursuant to which the Company is offering to exchange (i) if so indicated in the Letter of Transmittal, one uncertificated Class B Share, no par value (together, the "Class B Shares"), registered in the Verdipapirsentralen system in Norway or (ii) one American Depositary Share (representing one Class B Share), for each outstanding Common Share, no par value (together, the "Common Shares"), on the terms and subject to the conditions of the Exchange Offer.

    All Common Shares properly tendered and not withdrawn will be exchanged, on the terms and subject to the conditions of the Exchange Offer. All Common Shares not exchanged pursuant to the Exchange Offer will be returned to the tendering holders at the Company's expense as promptly as practicable following the Expiration Date (as defined in the Offering Circular).

    We are the holder of record of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER COMMON SHARES WE HOLD FOR YOUR ACCOUNT.

    Please instruct us as to whether you wish us to tender any or all of the Common Shares we hold for your account on the terms and subject to the conditions of the Exchange Offer.

    We call your attention to the following:

    1.  You may exchange any portion or all of your Common Shares.

    2. The Exchange Offer is not conditioned on any minimum number of Common Shares being tendered. The Exchange Offer is, however, subject to certain other conditions. See "The Exchange Offer--Certain Conditions of the Exchange Offer" in the Offering Circular.

    3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on February 18, 2000, unless the Exchange Offer is extended.

    4. Tendering holders may elect to receive either Class B Shares or American Depositary Shares representing Class B Shares in exchange for tendered Common Shares by so indicating in the Letter of Transmittal. In the absence of such election, tendering holders will receive American Depositary Shares in exchange for tendered Common Shares.

    4. Tendering holders will not be obligated to pay any brokerage commissions, solicitation fees, or, subject to Instruction 6 of the Letter of Transmittal, any stock transfer taxes with respect to the transfer of Common Shares to the Company pursuant to the Exchange Offer.

IF YOU ARE DOMICILED IN OR HAVE A REGISTERED ADDRESS IN NORWAY, YOU MUST ALSO INDICATE THAT YOU HAVE RECEIVED CERTAIN SUPPLEMENTAL OFFERING MATERIALS THAT HAVE BEEN REVIEWED AND APPROVED BY THE OSLO STOCK
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EXCHANGE. YOU MAY OBTAIN COPIES OF SUCH MATERIALS FROM DEN NORSKE BANK
VERDIPAPIRSERVICE ASA, STRANDEN 21, POSTBOKS 1171 SENTRUM, 0107 OSLO, NORWAY, TEL. 22-48-10-50, FAX. 22-48-11-71, ATTN: GRETHE NES OR KETIL GIIL BERG. ALTERNATIVELY, YOU MAY CONTACT US AND WE WILL OBTAIN SUCH MATERIALS FROM DEN NORSKE BANK ON YOUR BEHALF.

    If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing and returning to us the attached instruction form. An envelope to return your instruction form to us is enclosed. If you authorize us to tender your Common Shares, we will tender all such Common Shares unless you specify otherwise on the instruction form.

    If you have any questions about the Exchange Offer, please call D.F. King & Co., Inc., the Information Agent for the Exchange Offer, at
(800) 347-4750 (toll free) or (212) 269-5550 (collect).

    YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 18, 2000, UNLESS THE EXCHANGE OFFER IS EXTENDED.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FROM OR ON BEHALF OF, OWNERS OF COMMON SHARES RESIDING IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ITS ACCEPTANCE WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

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                        INSTRUCTIONS WITH RESPECT TO THE
                        OFFER TO EXCHANGE CLASS B SHARES
                         FOR ANY AND ALL COMMON SHARES
                                       OF
                               STOLT-NIELSEN S.A.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offering Circular, dated January 21, 2000, and the related Letter of Transmittal (which together constitute the "Exchange Offer"), in connection with the offer by Stolt-Nielsen S.A., a company organized under the laws of Luxembourg (the "Company"), pursuant to which the Company is offering to exchange (i) one of its Class B Shares, no par value (together, the "Class B Shares"), or (ii) one American Depositary Share (representing one Class B Share) for each outstanding Common Share, no par value (together, the "Common Shares"), on the terms and subject to the conditions of the Exchange Offer.

    The undersigned hereby instruct(s) you to tender to the Company the number of Common Shares indicated below or, if no number is indicated, all Common Shares you hold for the account of the undersigned, upon the terms and subject to the conditions of the Exchange Offer.

    AGGREGATE NUMBER OF COMMON SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED AND FORM OF SECURITIES TO BE RECEIVED IN EXCHANGE:

Number of Common Shares to be Tendered*:
Date:

Form of Securities to be Received in Exchange (check one):**

/ / American Depositary Shares  / / Class B Shares

Please check one of the following:

/ / I am not domiciled in and I do not have a registered address in Norway.

/ / I am domiciled in, or I have a registered address in Norway and I have received the supplemental offering materials reviewed by the Oslo Stock Exchange from you or from Den Norske Bank Verdipapirservice ASA.

SIGN HERE

Signature(s):
Print Name(s):
Print Address(es):
Area Code and Telephone Number(s):
Taxpayer Identification or Social Security Number(s):

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*   Unless otherwise indicated, it will be assumed that all the Common Shares held for the account of the undersigned will be tendered.

** If neither box is checked, or if both boxes are checked, the undersigned will receive American Depositary Shares.

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